                                                                   EXHIBIT 4.8


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                          SORRENTO NETWORKS CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:  [        ]                        Number of Shares:  [        ]

Date of Issuance:  August 2, 2001

                  Sorrento Networks Corporation, a New Jersey corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M., New York City Time, on the Expiration Date (as defined herein) ______________ fully paid nonassessable shares of Common Stock (as defined herein) or Preferred Shares (as defined herein) of the Company at the Warrant Exercise Price per share provided in Section 1(b) below; provided, further, that if the holder of this Warrant exercises its right under
Section 11(g) of the Convertible Debentures to cause part of the Debentures to be redeemed, then the number of shares of Common Stock exercisable under this Warrant shall be equal to the Revised Warrant Amount; provided, however, that the Company shall not effect the exercise of this Warrant and no holder of this Warrant shall have the right to exercise this Warrant for Common Stock to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would have acquired, through exercise of this warrant or otherwise, beneficial ownership of a number of shares of Common Stock that, when added to the number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) exceeds 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and

(ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Convertible Debentures (as defined below) and exercise of Warrants (as defined below) by such holder and its affiliates.

                  Section 1.

                  (a) SECURITIES PURCHASE AGREEMENT. This Warrant (as defined herein) is one of the Warrants issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of August 1, 2001, among the Company and the Persons referred to therein (the "Securities Purchase Agreement").

                  (b) DEFINITIONS. The location of definitions used in this Warrant is set forth on the Index of Terms attached hereto, and the following words and terms as used in this Warrant shall have the following meanings:

                           (i) "Approved Stock Plan" means any employee benefit
plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company; provided, that the aggregate amount issued or deemed issued under all such plans does not exceed 14,381,116 shares of Common Stock subject to appropriate adjustment for any stock dividends, any subdivision or combination, or other reorganization of the outstanding shares of Common Stock.

                           (ii) "Bloomberg" means Bloomberg Financial Services,
L.P. or any other similar financial reporting service as may be selected from time to time by the Company and the holders of the Warrants representing two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purposes as 10 shares of Common Stock) issuable upon exercise of outstanding Warrants.

                           (iii) "Business Day" means any day other than
Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           (iv) "Closing Bid Price" means, for any security as
of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purposes as 10 shares of Common Stock) issuable upon exercise of all of the Warrants then outstanding. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) of this Warrant. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

                           (v) "Closing Sale Price" means, for any security as
of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purposes as 10 shares of Common Stock) issuable upon exercise of all of the Warrants then outstanding. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) below with the term "Closing Sale Price" being substituted for the term "Closing Bid Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

                           (vi) "Common Stock" means (i) the Company's common
stock, par value $0.30 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                           (vii) "Common Stock Deemed Outstanding" means, at any
given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock (or Preferred Shares to the extent Preferred Shares are issuable in lieu of Common Stock pursuant to the terms of the Convertible Debentures) deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options or

Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock or Preferred Shares owned or held by or for the account of the Company or issuable upon conversion of the Convertible Debentures or exercise of the Warrants.

                           (viii) "Convertible Debentures" means the Company's
9.75% Senior Convertible Debentures Due August 2, 2004 (including the certificate of designations the "Certificate of Designations") attached thereto as Exhibit II issued pursuant to the Securities Purchase Agreement.

                           (ix) "Convertible Securities" means any stock or
securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                           (x) "Expiration Date" means August 2, 2005 or, if
such date does not fall on a Business Day or on a day on which trading takes place on the Principal Market, then the next Business Day.

                           (xi) "Issuance Date" means, with respect to each
Warrant, the date of issuance of the applicable Warrant.

                           (xii) "Market Price" means, with respect to any
security for any date of determination, that price which is equal to the arithmetic average of the Weighted Average Price of such security on each trading day during the ten (10) consecutive trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction occurring during such ten (10) consecutive trading day period.

                           (xiii) "Maximum Share Amount" means 2,836,222 shares
of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events).

                           (xiv) "NASD Approval" means receipt by the Company,
on or prior to the NASD Deadline, of a written response to its request that the NASD confirm that no Shareholder Approval is required for the transactions contemplated by the Debentures and the Warrants, satisfactory in form and substance to the holders (in their sole and absolute discretion) of not less than two-thirds of the outstanding principal amount of the Debentures. If the NASD Approval is not obtained by the NASD Deadline, then the NASD Approval shall not be deemed to have been obtained.

                           (xv) "NASD Deadline" means August 29, 2001.

                           (xvi) "Option" means any rights, warrants or options
to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

                           (xvii) "Other Securities" means (i) those Options and
Convertible Securities of the Company issued prior to, and outstanding on, the date of issuance of this Warrant, (ii) the shares of Common Stock issued upon conversion of the Convertible Debentures or exercise of the Warrants and (iii) the Preferred Shares (as defined below) to the extent

Preferred Shares are issuable in lieu of Common Stock upon conversion of the Convertible Debentures or exercise of the Warrants.

                           (xviii) "Person" means an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (xix) "Preferred Shares" means shares of the
Company's Series F Preferred Stock, $.01 par value per share, with the voting powers, preferences and relative participating, optional and other special rights set forth in the Certificate of Designations.

                           (xx) "Principal Market" means the NASDAQ National
Market System ("NASDAQ") or if the Common Stock is not traded on NASDAQ then the principal securities exchange or trading market for the Common Stock.

                           (xxi) "Registration Rights Agreement" means that
registration rights agreement dated August 2, 2001 by and among the Company and the Persons referred to therein.

                           (xxii) "Revised Warrant Amount" shall be equal to the
product of (x) 75% and (y) the quotient of (i) the principal amount of the Debentures held by the holder following its exercise of the redemption right set forth in Section 11(g) of the Debentures divided by the Warrant Exercise Price.

                           (xxiii) "Securities Act " means the Securities Act of
1933, as amended.

                           (xxiv) "Shareholder Approval" means the affirmative
approval of the Company's stockholders of the issuance of Common Stock upon conversion of the Debentures and exercise of the Warrants at a price per share less than the market value of the Common Stock as of the Issuance Date in accordance with applicable law and the rules and regulations of the Principal Market on or prior to the earlier of (i) 120 days from the Issuance Date or (ii) the next meeting of the stockholders of the Company.

                           (xxv) "Strategic Financing" shall mean the issuance
of Common Stock or warrants to purchase Common Stock at a purchase price or an exercise price, as the case may be, that is not less than the Closing Bid Price of the Common Stock over the five (5) Business Days prior to issuance of such Common Stock or warrant, to any strategic partner, the primary purpose of which is not to raise equity capital but to establish (i) strategic alliances in the telecommunications industries or (ii) contractual relationships with Persons who will assist in the marketing and promoting of the Company and its products; provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed 1,000,000 shares (subject to adjustment for stock splits, stock dividends, stock combination and similar transactions).

                           (xxvi) "Warrants" means the warrants to purchase
shares of Common Stock or Preferred Shares (to the extent Preferred Shares are issuable in lieu of Common Stock pursuant to Section 13) issued pursuant to the Securities Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

                           (xxvii) "Warrant Shares" means all shares of Common
Stock or Preferred Shares (to the extent Preferred Shares are issuable in lieu of Common Stock pursuant to Section 13) issuable upon exercise of the Warrants.

                           (xxviii) "Warrant Exercise Price" shall be equal to
Seven and 21/100 Dollars ($7.21), subject to further adjustment as hereinafter provided.

                           (xxix) "Weighted Average Price" means, for any
security as of any date, the dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of all of the Warrants then outstanding. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) below with the term "Weighted Average Price" being substituted for the term "Closing Bid Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

                  Section 2.  EXERCISE OF WARRANT.

                  (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M., New York City Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company and the Company's designated transfer agent (the "Transfer Agent") of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii)(A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer, and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the "Warrant Share Delivery Date") following the date of its receipt of the

Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), (A) provided the Transfer Agent is participating in The Depository Trust Company Fast Automated Securities Transfer Program or an institution with a similar method of transfer ("DTC") and provided that the holder is eligible to receive shares through DTC, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock or Preferred Shares, as the case may be, to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Closing Bid Price or arithmetic calculation of the number of Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

                  (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

                  (c) No fractional shares of Common Stock or Preferred Shares (other than in tenths of a share of Preferred Shares) are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock or Preferred Shares issued upon exercise of this

Warrant shall be rounded up or down to the nearest whole number, or one-tenth of a whole share, respectively.

                  (d) If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock or Preferred Shares, as the case may be, to which the holder is entitled or to credit the holder's balance account with DTC for such number of shares of Common Stock or Preferred Shares, as the case may be, to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock or Preferred Shares, as the case may be, to which such holder is entitled pursuant to Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date such exercise is not timely effected and/or each day after the Warrant Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock or Preferred Shares, as the case may be, not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date, the number of shares of Common Stock or Preferred Shares, as the case may be, issuable upon exercise of the Warrant as of the Warrant Delivery Date and (II) the Closing Bid Price of the Common Stock or Preferred Shares, as the case may be, on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock or Preferred Shares, as the case may be, or the Warrant Delivery Date, in the case of failure to deliver a Warrant, as the case may be. The foregoing notwithstanding, the damages set forth in this Section 2(d) shall be stayed with respect to the number of shares of Common Stock or Preferred Shares, as the case may be, and, if applicable, the Warrant for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in, Section 2(a), pending the resolution of such dispute.

                  (e) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock or Preferred Shares, as the case may be (provided that the Net Number shall be calculated by first reducing the number of Preferred Shares issuable), determined according to the following formula (a "Cashless Exercise"):

                  Net Number = (A x B) - (A x C)
                               -----------------
                                       B

                  For purposes of the foregoing formula:

                           A= the sum of (i) the total number of shares of Common Stock with respect to which this Warrant is then being exercised and (ii)(A) the total number of Preferred Shares with respect to which this Warrant is then being exercised multiplied by (B) 10.

                           B= the Closing Sale Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

                           C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

                  (f) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 5(a) by the fifth trading day after the date of exercise, and if after such fifth trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall, to the extent such a payment is not then prohibited or restricted under the Debentures, pay (1) in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver pursuant to Section 5(a) to deliver to the Holder in connection with the exercise at issue by (B) the per share market value at the time of the obligation giving rise to such purchase obligation and (2) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations under Section 5(a). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaled $10,000, under Clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  Section 3. COVENANTS AS TO COMMON STOCK AND PREFERRED SHARES. The Company hereby covenants and agrees as follows:

                  (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least (1) 150% of the number of shares of Common Stock and (2) 100% of the number of Preferred Shares needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                  (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock (including the Preferred Shares) of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (e) The Company will not, by amendment of its Certificate of Incorporation, the Certificate of Designations or any other certificate of designations with respect to a preferred stock or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock or Preferred Shares, as the case may be, receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Preferred Shares, as the case may be, upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Warrant Exercise Price if the total number of shares of Common Stock (or Other Securities, including the Preferred Shares) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities, including Preferred Shares) then authorized by the Company's certificate of incorporation, the Certificate of Designations or any other certificate of designations with respect to a preferred stock and available for the purpose of issue upon such exercise.

                  (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                  (g) The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the holder.

                  Section 4. TAXES. The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                  Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the

Warrant Shares which he, she, or it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

                  Section 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

                  Section 7.  OWNERSHIP AND TRANSFER.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) This Warrant shall be assignable and transferable by the holder hereof without the consent of the Company.

                  (c) The Company is obligated to register the Warrant Shares (other than any Preferred Shares issuable in lieu of Common Stock) for resale under the Securities Act pursuant to the Registration Rights Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement, and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                  Section 8. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES. The Warrant Exercise Price and the number of shares of Common Stock or the number of shares of Preferred Shares, as the case may be, issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                  (a) ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK OR PREFERRED SHARES. If and whenever on or after the Issuance Date and until February 1, 2003 (the "Initial Adjustment Termination Date"), the Company issues or sells, or in accordance with this
Section 8(a) is deemed to have issued or sold, any shares of Common Stock (but excluding shares of Common Stock (collectively, the "Excluded Securities"): (i) deemed to have been issued by the Company in connection with an Approved Stock Plan; (ii) deemed to have been issued upon issuance of the Convertible Debentures or issued upon conversion of the Convertible Debentures; (iii) issued upon exercise of the Warrants; (iv) issued as Interest Payment Shares or Commitment Fee Payment Shares (as defined in the applicable Debenture); (v) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Issuance Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Issuance Date and such Options or Convertible Securities are not amended after the date immediately preceding the Issuance Date; (vi) issued or deemed to have been issued by the Company upon the exchange of the Series A Preferred Stock of Sorrento Networks, Inc., a Delaware corporation not in excess of 19.99% of the issued and outstanding Common Stock as of the Issuance Date; (vii) issued to any bank or equipment lessor in transactions primarily not for equity financing purposes provided that the aggregate number of shares issued or deemed issued in any such transaction does not exceed the product of (A) 20% multiplied by (B) the initial principal amount of the loans in such transaction divided by the Closing Bid Price of the Common Stock on the trading day immediately prior to the date of such issuance or deemed issuance and (viii) issued pursuant to a Strategic Financing) for a consideration per share (the "New Securities Issuance Price") less than a price equal to the greater of (I) the Warrant Exercise Price in effect immediately prior to such time and (II) the Closing Bid Price of the Common Stock on the trading day immediately preceding such issuance date (the greater of (I) and (II), the "Applicable Price"), then immediately after such issue or sale:

                  (i) if the NASD Approval has been obtained prior to the NASD Deadline, then to the extent that the New Securities Issuance Price is less than the Warrant Exercise Price then in effect, (A) if the Shareholder Approval has been obtained or the New Securities Issuance Price is greater than or equal to 90.91% of the Warrant Exercise Price as of the Issuance Date (as adjusted for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events, the "Issuance Date Market Price"), the Warrant Exercise Price then in effect shall be reduced to the New Securities Issuance Price or (B) if the Shareholder Approval has not been obtained and the New Securities Issuance Price is less than the Issuance Date Market Price, then (I) to the extent that the Warrant Exercise Price has not been previously reduced to the Issuance Date Market Price, it shall be so reduced and (II) each Warrant shall, in addition to the shares of Common Stock (or Preferred Shares in lieu of shares of Common Stock or fractions thereof) for which such Warrant is exercisable immediately prior to such issue or sale, also become exercisable (without any adjustment in the Warrant

                           Exercise Price except as set forth in the immediately preceding clause (I)) for a number of additional shares of Common Stock (or a fraction thereof), which additional Shares shall be issuable for no additional consideration concurrently with such exercise for one share of Common Stock equal to (1) the fraction
                           (x) the numerator of which is equal to the Issuance Date Market Price and (y) the denominator of which is equal to the New Securities Issuance Price minus
                           (2) one; provided, however, that to the extent that as a result of such adjustment and all previous adjustments pursuant to this Section 8, the Company would be required to issue an aggregate number of additional shares of Common Stock in respect of the Convertible Debentures and the Warrants (excluding from such calculation all shares issuable pursuant to the terms of the Convertible Debentures and Warrants as of the Issuance Date) in excess of the Maximum Share Amount, then for each share of Common Stock in excess of the Maximum Share Amount that the Company would otherwise be required to issue upon exercise of the Warrants, it shall issue upon exercise one-tenth of one Preferred Share; and

                  (ii) if the NASD Approval has not been obtained prior to the NASD Deadline, then to the extent that the New Securities Issuance Price is less than the Warrant Exercise Price then in effect, (A) if the Shareholder Approval has been obtained or the New Securities Issuance Price is greater than or equal to the Issuance Date Market Price, the Warrant Exercise Price then in effect shall be reduced to the New Securities Issuance Price and (B) if the Shareholder Approval has not been obtained and the New Securities Issuance Price is less than the Issuance Date Market Price, then (I) to the extent that the Warrant Exercise Price has not been previously reduced to the Issuance Date Market Price, it shall be so reduced and (II) each Warrant shall, in addition to the shares of Common Stock (or Preferred Shares in lieu of shares of Common Stock or fractions thereof) for which such Warrant is exercisable immediately prior to such issue or sale, also become exercisable (without any adjustment in the Warrant Exercise Price except as set forth in the immediately preceding clause (I)) for a number of additional Preferred Shares (or fraction thereof), which additional Shares shall be issuable for no additional consideration concurrently with such exercise for one share of Common Stock equal to (1) the fraction (x) the numerator of which is equal to the Issuance Date Market Price and (y) the denominator of which is equal to the New Securities Issuance Price minus
                           (2) one and then divided by (3) 10.

         From and after the Initial Adjustment Termination Date, if the Company issues or sells, or in accordance with this Section 8, or is deemed to have issued or sold, any shares of Common Stock (other than any Excluded Securities) at a New Securities Issuance Price less than the Closing Bid Price on the trading day immediately prior to such issue or sale, then immediately after such issue or sale:

                  (i) if the NASD Approval has been obtained prior to the NASD Deadline, the Warrant Exercise Price then in effect shall be reduced to an amount equal to (x) the Warrant Exercise Price in effect immediately prior to such issue or sale (y) multiplied by (1) a fraction (the "Adjustment Fraction") the numerator of which is equal to the sum of (I) the product derived by multiplying the Closing Bid Price by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus (II) the consideration, if any, received by the Company upon such issue or sale, and (2) the denominator of which is equal to the product derived by multiplying (I) such Closing Bid Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided (A) that the Warrant Exercise Price shall not be reduced to less than the Issuance Date Market Price unless the Shareholder Approval has been obtained; and (B) to the extent that multiplying the Warrant Exercise Price in effect immediately prior to such issue or sale by the Adjustment Fraction would result in an amount that is less than the Issuance Date Market Price, then (I) to the extent that the Warrant Exercise Price has not been previously reduced to the Issuance Date Market Price, it shall be so reduced and (II) each Warrant shall, in addition to the shares of Common Stock (or Preferred Shares in lieu of shares of Common Stock or fractions thereof) for which such Warrant is exercisable immediately prior to such issue or sale, also become exercisable (without any adjustment in the Warrant Exercise Price except as set forth in the immediately preceding clause (I)) for a number of additional shares of Common Stock (or a fraction thereof), which additional Shares shall be issuable for no additional consideration concurrently with such exercise for one share of Common Stock equal to: (1) the inverse of the Adjustment Fraction; times (2) the fraction
                           (x) the numerator of which is equal to the Issuance Date Market Price and (y) the denominator of which is equal to the Warrant Exercise Price in effect immediately prior to such issue or sale; minus
                           (3) one; provided further, that to the extent that as a result of such adjustment and all previous adjustments pursuant to this Section 8, the Company would be required to issue an aggregate number of additional shares of Common Stock in respect of the Convertible Debentures and the Warrants (excluding from such calculation all shares issuable pursuant to the terms of the Convertible Debentures and Warrants as of the Issuance Date) in excess of the Maximum Share Amount, then for each share of Common Stock in excess of the Maximum Share Amount that the Company would otherwise be required to issue upon exercise of the Warrants, it shall issue upon exercise one-tenth of one Preferred Share; and

                  (ii) if the NASD Approval has not been obtained prior to the NASD Deadline, then the Warrant Exercise Price then in effect shall be reduced to an amount equal to
                           (x) the Warrant Exercise Price in effect immediately prior to such issue or sale (y) multiplied by the Adjustment Fraction; provided (A) that the Warrant Exercise Price shall not be reduced to less than the Issuance Date Market Price unless the Shareholder Approval has been obtained; and (B) to the extent that multiplying the Warrant Exercise Price in effect immediately prior to such issue or sale by the Adjustment Fraction would result in an amount that is less than the Issuance Date Market Price, then (I) to the extent that the Warrant Exercise Price has not been previously reduced to the Issuance Date Market Price, it shall be so reduced and (II) each Warrant shall, in addition to the shares of Common Stock (or Preferred Shares in lieu of shares of Common Stock or fractions thereof) for which such Warrant is exercisable immediately prior to such issue or sale, also become exercisable (without any adjustment in the Warrant Exercise Price except as set forth in the immediately preceding clause (I)) for a number of additional Preferred Shares (or a fraction thereof), which additional Shares shall be issuable for no additional consideration concurrently with such exercise for one share of Common Stock equal to: (1) the inverse of the Adjustment Fraction; times (2) the fraction (x) the numerator of which is equal to the Issuance Date Market Price and (y) the denominator of which is equal to the Warrant Exercise Price in effect immediately prior to such issue or sale; minus
                           (3) one; and divided by (4) 10.

                  (b) EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

                           (i) ISSUANCE OF OPTIONS. If the Company in any manner
grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, or the Closing Bid Price of the Common Stock, as the case may be, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                           (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the
Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, or the Closing Bid Price of the Common Stock, as the case may be, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

                           (iii) CHANGE IN OPTION PRICE OR RATE OF CONVERSION.
If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this
Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon conversion, exchange or exercise thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

                  (c) EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

                  (i) CALCULATION OF CONSIDERATION RECEIVED. In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of all of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth
(10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders the Warrants representing of at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of all of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                  (ii) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If after the occurrence of such record date the transaction or event for which such record date was set is abandoned or terminated, then any adjustments resulting from this Section 8(c)(ii) as it relates to such terminated or abandoned transaction or event shall be reversed as if such record date had never occurred.

                  (d) ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock (or Preferred Shares, as the case may be) issuable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock (or Preferred Shares, as the case may be) issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

                  (i) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date; and

                  (ii) either (A) the number of Warrant Shares issuable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock issuable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock (and Preferred Shares issuable in lieu of Common Stock pursuant to Section 13), the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

         (f) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price as otherwise determined pursuant to this Section 8.

         (g) NOTICES.

                  (i) In each case of any adjustment or readjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted by the terms hereof on account thereof. The Company shall forthwith mail a copy of each such certificate to each record or registered holder of a Warrant and shall, upon the written request at any time of any record or registered holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any record or registered holder of a Warrant or any prospective purchaser of a Warrant designated by the record or registered holder thereof. Notwithstanding the foregoing, no adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. The Company shall, upon the request in writing of the holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm absent manifest error shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the holder and the Company.

                  (ii) The Company will give written notice to the holder of this Warrant at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                  (iii) The Company will also give written notice to the holder of this Warrant at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         Section 9. PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) In addition to any adjustments pursuant to
Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (except an unsolicited tender offer to which the Company is not a party) is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity or its parent evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock and fractional interests in Preferred Shares (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock), immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock or Preferred Shares, as the case may be, which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

         Section 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company.

         Section 11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of the General Counsel as provided for below. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Sorrento Networks Corporation
                           9990 Mesa Rim Road
                           San Diego, California 92121
                           Telephone:  858-558-3960
                           Facsimile:  858-558-3974
                           Attention:  General Counsel

                  With a copy to:

                           Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP 99 Wood Avenue South
                           P.O. Box 5600
                           Woodbridge, New Jersey 07095
                           Telephone: 732-549-5600
                           Facsimile: 732-549-1881
                           Attention: W. Raymond Felton

                  If to the Transfer Agent:

                           American Stock Transfer & Trust Co.
                           6201 15th Avenue, 3rd Floor
                           Brooklyn, New York 11219
                           Telephone: 718-921-8254
                           Facsimile: 718-921-8254
                           Attention: Theresa Conrad

                  If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  Section 12. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees; provided; however, that any such change, waiver, discharge or termination that adversely impacts the holders of any of the Warrants other than this Warrant may be made only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of all of the Warrants then outstanding; provided; further, that no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock issuable upon exercise of any Warrants without the written consent of the holder of such Warrant.

                  Section 13. LIMITATION ON NUMBER OF SHARES OF COMMON STOCK ISSUED AS WARRANT SHARES. The Company shall not be obligated to issue shares of Common Stock as Warrant Shares upon exercise of this Warrant to the extent that the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains either the NASD Approval or a written opinion from outside counsel to the Company that such stockholder approval is not required, which opinion shall be satisfactory in form and substance to the holders of Warrants (voting in their sole discretion) representing at least two-thirds of the shares of Common Stock (and Preferred Shares, counting each Preferred Share solely for such purpose as 10 shares of Common Stock) issuable upon exercise of outstanding Warrants. Until such approval or written opinion is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares in an amount greater than such holder's Cap Allocation Amount (as such term is defined in the Convertible Debenture). To the extent that, solely as a result of the Exchange Cap, the Company is not required to issue any number of shares of Common Stock that would otherwise be issuable upon exercise pursuant to the terms of the Warrants, then upon any exercise of the Warrants, the Company shall issue one-tenth of a Preferred Share for each share of Common Stock that would otherwise be issuable but for the Exchange Cap. In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this
Section 13, on or after the date on which the Company holds its next stockholders meeting after determining that it is subject to the Exchange Cap, provided that at such meeting the Company does not receive the stockholder approval referred to in (a), then the Company shall redeem for cash those Warrant Shares which cannot be issued, at a price equal to the excess, if any, of the Market Price of the Common Stock above the Warrant Exercise Price of such Warrant Shares as of the date of the attempted exercise.

                  Section 14. DATE. The date of this Warrant is August 2, 2001 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7(c) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

                  Section 15. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of New Jersey shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule ( whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  Section 16. Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Warrant shall only be brought in any federal court of the Southern District of New York located in New York County, State of New York, or a state court in the borough of Manhattan, New York, and by execution and delivery of this Warrant, the Company hereby submits to the jurisdiction of such courts irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 11, such service to become effective
10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

                                    [* * * *]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by an authorized signatory as of the ____ day of ____________, 2001.

                          SORRENTO NETWORKS CORPORATION

                          By:__________________________
                             Name: Joe R. Armstrong
                             Title: Chief Financial Officer

                              EXHIBIT A TO WARRANT

                                 EXERCISE NOTICE
        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
                          SORRENTO NETWORKS CORPORATION

                  The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock ("Common Shares") and _________ shares of Series F Preferred Stock ("Preferred Shares"), as the case may be (collectively, the "Warrant Shares"), of Sorrento Networks Corporation, a New Jersey corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

                  1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

                  ______ "Cash Exercise" with respect to ________ Common Shares and/or Preferred Shares; and/or

                  ______ "Cashless Exercise" with respect to ______ Common
                         Shares and/or ______ Preferred Shares (to the extent permitted by the terms of the Warrant).

                  2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

                  3. Private Placement Representations. The holder of this Warrant confirms the continuing validity of the representations set forth in
Section 6 of the Warrant.

Date: _______________ __, ____

----------------------------------           ----------------------------------
Name of Registered Holder                        Tax ID of Registered Holder
                                                       (if applicable)

By:_______________________________

Name:_____________________________

Title:____________________________


                                 ACKNOWLEDGMENT

                  The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock or Preferred Shares, as the case may be, in accordance with the Irrevocable Transfer Agent Instructions dated August 2, 2001 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Co.

                                        SORRENTO NETWORKS CORPORATION

                                        By:  _________________________
                                             Name:
                                             Title:

                              EXHIBIT B TO WARRANT
                                 FORM OF WARRANT

                  FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the common stock (or the shares of Series F Preferred Stock issuable in lieu thereof) of Sorrento Networks Corporation, a New Jersey corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_

                                     ------------------------------------

                                     By:_________________________________
                                     Its:________________________________

                                 INDEX OF TERMS

                                                                                                               Page
                                                                                                               ----
Accredited Investor..............................................................................................11
Acquiring Entity.................................................................................................19
Aggregate Exercise Price..........................................................................................7
Approved Stock Plan...............................................................................................2

Bloomberg.........................................................................................................2
Business Day......................................................................................................2

Cash Exercise....................................................................................................24
Cashless Exercise.................................................................................................9
Closing Bid Price.................................................................................................2
Closing Sale Price................................................................................................3
Common Stock......................................................................................................3
Common Stock Deemed Outstanding...................................................................................4
Company...........................................................................................................1
Convertible Debentures............................................................................................4
Convertible Securities............................................................................................4

Distribution.....................................................................................................16
DTC...............................................................................................................7

Exchange Cap.....................................................................................................21
Exercise Delivery Documents.......................................................................................7
Exercise Notice...................................................................................................7
Expiration Date...................................................................................................4

Market Price......................................................................................................4

Net Number........................................................................................................9
NYSE..............................................................................................................5

Option............................................................................................................5
Organic Change...................................................................................................19
Other Securities..................................................................................................5

Person............................................................................................................5
Pink sheets.......................................................................................................6
Principal Market..................................................................................................5
Purchase Rights..................................................................................................18

Registration Rights Agreement.....................................................................................5

Securities Act....................................................................................................5
Securities Purchase Agreement.....................................................................................2
Strategic Financing...............................................................................................5

Transfer Agent....................................................................................................7

Volume at Price...................................................................................................6

Warrant...........................................................................................................6
Warrant Date.....................................................................................................21
Warrant Delivery Date.............................................................................................8
Warrant Exercise Price............................................................................................6
Warrant Share Delivery Date.......................................................................................7
Weighted Average Price............................................................................................6